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                                                           January 29, 1998


The Board of Directors
Cendant Corporation
6 Sylvan Way
Parsippany, New Jersey 07054

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     I am Vice President - Legal of Cendant Corporation, a Delaware corporation (the "Company"), and have acted in such capacity in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-3 of (i) debt securities (the "Debt Securities") of the Company; (ii) shares of preferred stock (the "Preferred Stock") of the Company and (iii) shares (the "Common Shares", together with the Debt Securities and the Preferred Stock, the "Securities") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), to be offered and sold by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the "Rules and Regulations"), with aggregate gross proceeds of up to $3,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K of the Rules and Regulations.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement on Form S-3 relating to the Securities as filed with the Securities and Exchange Commission (the "Commission") on the date hereof (together with all exhibits thereto, the "Registration Statement"); (ii) the forms of Senior Indenture and Subordinated Indenture relating to the Debt Securities to be entered into by and between the Company and The Bank of Nova Scotia Trust Company of New York (the "Trustee"), as Trustee (each, an "Indenture"); (iii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect (the "Certificate of Incorporation"); (iv) the By-Laws of the Company, as currently in effect (the "By-Laws"); (v) the form of underwriting agreement relating to the Debt Securities to be entered into by and between the Company and the underwriters to be named therein (the "Debt Underwriting Agreement"); (vi) the form of underwriting agreement relating to the Common Stock to be entered into by and between the Company and the underwriters to be named therein (the "Common Stock Underwriting Agreement"); (vii) the form of underwriting agreement relating to the Preferred Stock to be entered into by and between the Company and the Underwriters named therein (the "Preferred Stock Underwriting Agreement"); (viii) a specimen of the share certificate used to evidence the Common Stock; and (ix) resolutions of the Company's Board of Directors relating to (A) the

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The Board of Directors
Cendant Corporation
January 29, 1998
Page 2


preparation of the Registration Statement and the registration of the Securities under the Securities Act and (B) the issuance, offering and sale from time to time of the Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, conformed or reproduced copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     In rendering this opinion, we have also assumed that (i) each Indenture will be duly authorized, executed and delivered by the Trustee and that any Debt Security that may be issued will be manually signed by duly authorized officers of the Trustee; (ii) prior to any offering and sale of Securities, the Company's Board of Directors (or a special committee thereof authorized to act on its behalf) will duly authorize the terms of and the prices at which the (A) Shares are to be issued and sold and (B) the Debt Securities are to be issued and sold in accordance with the terms of an Indenture (and, if Debt Securities are convertible into or exchangeable for Common Stock, the issuance of such Common Stock upon such conversion or exchange and the terms thereof); and (iii) the denomination of any Debt Security in a currency other than United States dollars will no contravene the currency exchange control laws of any jurisdiction.

     I am admitted to the Bar in the States of New York and New Jersey, and do not express any opinion as to the laws of any other jurisdiction other than (i) the General Corporation Law of the State of Delaware and (ii) the laws of the United States of America to the extent referred to specifically herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws specified above, including the Rules and Regulations, as in effect on the date hereof.

     Based upon and subject to the foregoing, we are of the opinion that:

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The Board of Directors
Cendant Corporation
January 29, 1998
Page 3


     1. With respect to any offering of any series of Debt Securities (the "Offered Debt Securities"),when (i) the Registration Statement, as finally amended (including all necessary post effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations thereunder;
(iii) if the Offered Debt Securities are to be sold pursuant to (A) a firm commitment underwritten offering, the Debt Underwriting Agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto or (B) any other purchase agreement, such agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, if any, so as not to violate any applicable law, the Certificate of Incorporation or By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor; (1) the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture, if any, and the Debt Underwriting Agreement or any other duly authorized, executed and delivered applicable valid and binding purchase agreement will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (C) public policy considerations which may limit the rights of parties to obtain further remedies, (D) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (E) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; and (2) if Common Stock is issuable upon conversion or exchange of any convertible Offered Debt Securities, the Common Stock issuable upon conversion or exchange will be validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Offered Debt Securities and conversion or exchange of the Offered Debt Securities in accordance with the terms of the applicable Indenture, if any, relating thereto and that the consideration therefor is not less than the par value thereof.

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The Board of Directors
Cendant Corporation
January 29, 1998
Page 4


     We note that, as of the date of this opinion, a judgment for money in an action based on an Offered Debt Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Offered Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

     2. With respect to any offering of any Common Shares, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations thereunder; (iii) if the Common Shares are to be sold pursuant to (A) a firm commitment underwritten offering, the Common Stock Underwriting Agreement with respect to the Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto or (B) any other purchase agreement, such agreement with respect to the Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Common Shares and related matters; (v) the terms of the Common Shares and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and By-Laws so as not to violate any applicable law, the Certificate of Incorporation or By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the Common Shares in the form of the specimen certificates examined by us are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Common Shares, when issued and sold in accordance with the Common Stock Underwriting Agreement or any other duly authorized, executed and delivered applicable purchase agreement will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

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The Board of Directors
Cendant Corporation
January 29, 1998
Page 5


     3. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock; (iv) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (v) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Company's Certificate of Incorporation including the Certificate of Designation relating to the Offered Preferred Stock and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdicton over the Company; (vi) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the Preferred Stock Underwriting Agreement with respect to the shares of the Offered Preferred Stock has been

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The Board of Directors
Cendant Corporation
January 29, 1998
Page 6


duly authorized, executed and delivered by the Company and the other parties thereto; and (vii) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, (1) the shares of the Offered Preferred Stock, when issued and sold in accordance with the related Preferred Stock Underwriting Agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, valid issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof; and (2) if the Offered Preferred Stock is convertible into Common Stock, the indeterminate number of shares of Common Stock initially issuable upon conversion of the Offered Preferred Stock when so issued will be duly authorized, validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Offered Preferred Stock and the conversion of the Offered Preferred Stock in accordance with the terms of the Certificates of Designation and assuming certificates representing such shares of Common Stock are duly executed, countersigned, registered and delivered upon such conversion.

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The Board of Directors
Cendant Corporation
January 29, 1998
Page 7


     I hereby consent to the use of my name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                            Very truly yours,


                                            Eric J. Bock
                                            Vice President - Legal

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